Exhibit 99.2

AGILE THERAPEUTICS ANNOUNCES CLOSING OF $7.5 MILLION PUBLIC OFFERING

PRINCETON, N.J., May 25, 2023 (GLOBE NEWSWIRE) – Agile Therapeutics, Inc. (Nasdaq: AGRX) ("Agile Therapeutics" or the "Company"), a women's healthcare company, today announced the closing of its previously announced public offering of an aggregate of 1,896,286 shares of its common stock (or pre-funded warrants in lieu thereof), together with accompanying common stock warrants, at a public offering price of $3.9551 per share (or pre-funded warrant) and accompanying warrants. Each share of common stock (or pre-funded warrant) was sold in the offering together with a Series C-1 warrant to purchase one share of common stock at an exercise price of $3.69 per share and a Series C-2 warrant to purchase one share of common stock at an exercise price of $3.69 per share. The Series C-1 warrants are exercisable immediately and will expire five years from the date of issuance, and the Series C-2 warrants are exercisable immediately and will expire eighteen months from the date of issuance. Total gross proceeds from the offering, before deducting the placement agent's fees and other offering expenses, were approximately $7.5 million.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The Company intends to use the net proceeds from this offering for working capital, business development activities, and other general corporate purposes. The securities described above were offered pursuant to a registration statement on Form S-1 (File No. 333- 271249), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 22, 2023. The offering was made only by means of a prospectus forming part of the effective registration statement relating to the offering. A final prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

In connection with the offering, the Company also amended certain existing warrants to purchase up to an aggregate of 229,669 shares of the Company's common stock that were previously issued in October 2021 through July 2022 at exercise prices ranging from $45.00 to $1,700.00 per share, such that the amended warrants now have a reduced exercise price of $3.69 per share and expire five years from the closing of the offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Agile Therapeutics, Inc.

Agile Therapeutics is a women's healthcare company dedicated to fulfilling the unmet health needs of today’s women. Our product and product candidates are designed to provide women with contraceptive options that offer freedom from taking a daily pill, without committing to a longer-acting method. Our initial product, Twirla®, (levonorgestrel and ethinyl estradiol), a transdermal system, is a non-daily prescription contraceptive. Twirla is based on our proprietary transdermal patch technology, called Skinfusion®, which is designed to allow drug delivery through the skin. For more information, please visit the company website at www.agiletherapeutics.com. The Company may occasionally disseminate material, nonpublic information on the Company’s website, Twitter account (@agilether), and LinkedIn account.

Forward-Looking Statements

Certain information contained in this press release includes "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995, including statements related to the offering and our use of proceeds from the offering. We may, in some cases, use terms such as "predicts," "believes," "potential," "continue," "anticipates," "estimates," "expects," "plans," "intends," "may," "could," “might," "will," "should" or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties. Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties as a result of various important factors, including the uncertainties related to market and other conditions, use of proceeds from the public offering and various other factors. For a more detailed description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to our business in general, please refer to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Contact:

Matt Riley

Head of Investor Relations & Corporate Communications

mriley@agiletherapeutics.com